CHURCH CAPITAL INVESTMENT TRUST
                         CHURCH CAPITAL MANAGEMENT, LLC
                           BAINBRIDGE SECURITIES, INC.


                                 CODE OF ETHICS

                                AS OF 12/8/2005;
                              REVISED OCTOBER 2006


I.   BACKGROUND
     ----------

Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of the personnel of a principal underwriter to a registered investment company. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities that are held by or to be acquired by an investment company. The Rule also requires the principal underwriter to an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions.

II.  POLICY STATEMENT
     ----------------

         In accordance with the requirements of Rule 17j-1, Church Capital Investment Trust (the "Trust") adopts this Code of Ethics. Our Code of Ethics is based on the principle that Trust officers and directors owe a fiduciary duty to the shareholders of the Church Capital Money Market Fund and the Church Capital Value Trust (individually a "Fund" and, together, the "Funds") to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of those of the shareholders, (2) taking advantage of their position, and (3) creating any actual or potential conflicts of interest. This Code of Ethics shall also apply to each of Church Capital Management, LLC, as investment adviser to the Funds (the "Adviser"), and Bainbridge Securities, Inc., as principal underwriter to the Funds (the "Distributor").


     A.  DEFINITIONS
         -----------

     As used in this Code of Ethics, the following terms shall have the following meanings:

     (a) "Access Person" shall mean (i) any employee, officer or director of the Trust, the Adviser or the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities, (ii) any natural person in a control relation to a Fund or the Adviser (or any employee, officer or director of a company in a control relationship to a Fund or the Adviser) who in the ordinary course of business obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities.

     (b)  "Beneficial  ownership" shall mean having a pecuniary  interest in the
          Securities, including the opportunity, directly or indirectly, to profit, or share in any profit derived from the purchase or sale of the subject Securities. Beneficial Ownership includes Securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such Securities benefits substantially equivalent to those of ownership.

     (c)  "Board of Trustees" shall mean the Board of Trustees of the Trust.

     (d) "Independent Trustee" means a Trustee of the Trust who is not an "interested person" of the Funds, the Adviser or the Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

     (e) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (f) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (i.e., a private placement).

     (g) "Security" or "Securities" shall mean any note, stock, treasury stock, bond, debenture, exchange-traded fund, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing.

          The term "Security" or "Securities" shall not include shares of registered open-end investment companies other than the series of the Trust listed in "Exhibit A," as amended from time to time; direct obligations of the U.S. Government; banker's acceptances; bank certificates of deposit; commercial paper; and high-quality short-term debt instruments, including repurchase agreements.

     (h) A "Security held or to be acquired by the Funds" shall mean (1) any Security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered for purchase or sale by a Fund or a Fund's investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any Security convertible into or exchangeable for, any such Security. A Security shall be deemed "being considered for purchase or sale" by a Fund when a recommendation to purchase or sell has been made by the Fund's portfolio manager and communicated to the Adviser's trading staff and, with respect to the portfolio manager making the recommendation, when such portfolio manager seriously considers making such a recommendation. A Security shall not be deemed to be one which is "being considered for purchase or sale" by a Fund if such Security is reviewed as part of a general survey or other broad monitoring of the securities market.

     (i) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell Securities.


     B.   RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

     1. Prohibition on Certain Actions. The Trust and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Funds:

          i.   Employ any device, scheme or artifice to defraud the Funds;

          ii. Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

          iii. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or

          iv.  Engage in any manipulative practice with respect to the Funds.

     2. Other Prohibited Transactions. An Access Person may not:

          i. Purchase or sell a Security within 24 hours before, or on the same day as, the execution of a trade in the same Security or an equivalent Security by a Fund unless the Access Person's Securities Transaction is combined ("blocked") with the Fund's Transaction. In the event of a partial fill of a block order, shares will be allocated first to advisory clients (including the Fund). Orders placed on behalf of Access Persons will not be filled until all client orders are satisfied.

          ii. Execute a personal Securities Transaction on a day during which a Fund has a pending "buy" or "sell" order in that Security or an equivalent Security, until a Fund's order is executed or withdrawn unless the Access Person's Securities Transaction is blocked with the Affiliated Fund's transaction. In the case of "good until canceled" orders placed by a Fund, this provision applies only if the market price is within 2 points or 10% of the "good until canceled" price; or

          iii. Execute a personal Securities Transaction in a Security or an equivalent Security that is being considered for purchase or sale by a Fund unless the Access Person's Securities Transaction is blocked with the Fund's transaction.

          iv. Directly or indirectly acquire beneficial ownership of any Security in an Initial Public Offering or Limited Offering without prior approval and clearance from the Compliance Officer. Clearance may be granted if the Compliance Officer and management agree that, due to the nature of the investment, the possibility of conflicts is very unlikely to arise and the risk of abuse is minimal or non-existent. The Compliance Officer shall maintain a record of any such clearance granted, including the reasons for granting the clearance.

          v. Serve on the board of directors of a publicly traded company, absent prior written authorization from the Compliance Officer. The Compliance Officer will grant authorization only if the Compliance Officer determines in his or her reasonable judgment based on the facts known at the time and, if necessary, consultation with appropriate management personnel of the Funds, that board service would not be inconsistent with the interests of the Funds and their shareholders. In the event board service is authorized, such individuals serving as directors will be isolated from those making investment decisions regarding the publicly traded company through procedures designed to safeguard against potential conflicts of interest, such as Chinese Wall policies or investment restrictions.

     C.   PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS.

     Each Access Person wishing to engage in a personal Securities Transaction in Focus List and Supplemental Focus List Securities must obtain prior written authorization from the Compliance Officer or such person or persons that such Compliance Officer may from time to time designate to make such written authorizations. Personal Securities Transactions by the Compliance Officer shall require prior written authorization of the Alternative Review Officer, or her designate, who shall perform the review and approval functions relating to reports and trading by the Compliance Officer. All personal trading in large cap securities

     Any authorization so provided is effective until the close of business on the second trading day after the authorization is granted. In the event that an order for an Access Person's Securities Transaction is not placed within that time period, a new authorization must be obtained. If the order for the transaction is placed but not executed within that time period, no new authorization is required unless the person placing the original order amends the order in any manner. Authorization for "good until canceled" orders are effective until the order conflicts with a Fund order.

     If an Access Person wishing to effect a personal Securities Transaction learns, while the order is pending that the same Security is being considered for Purchase or Sale by the Fund, such person shall cancel the trade.

     NOTIFICATION OF FUND TRADING ACTIVITY. In addition to placing purchase or sale orders for the Funds, the Fund's portfolio managers, or their designees, shall notify the Compliance Officer of daily purchases and sales and of Securities being considered for purchase or sale by a Fund (other than anticipated transactions in Excluded Securities). In the alternative, the Compliance Officer must consult with the respective Portfolio Manager prior to authorizing a Securities Transaction on behalf of an Access Person.

     D.   PERIODIC REPORTING OF PERSONAL SECURITIES TRANSACTIONS

     1. QUARTERLY REPORTING OF SECURITIES TRANSACTIONS. Each trustee, officer and employee of the Trust shall file with the Compliance Officer all personal Security transactions for that quarter. The form attached as "Exhibit B," Personal Securities Transaction Record, may be used for this purpose or in the alternative the filing party may have duplicate brokerage statements sent directly to the Compliance Officer. All such reports and/or brokerage statements must be received by the Compliance Officer within 30 days of the calendar quarter end.

     An Independent Trustee needs only to report a transaction in a Security in a quarterly transaction report if such trustee, at the time of the transaction, knew or, in the course of fulfilling his or her official duties as a trustee, should have known, that during the 15-day period immediately before or after the date of the transaction by the trustee, such Security was purchased or sold by a Fund or was being considered by a Fund or the Adviser for purchase or sale by a Fund.

     2. INITIAL AND ANNUAL REPORTING OF HOLDINGS. Each Access Person of Trust (excluding Independent Trustees) shall file, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report listing all Securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Trust shall file with the Compliance Officer a holdings report listing all Securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (45) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the names of the broker-dealer or bank with whom the account is maintained, and the account numbers of all of their personal brokerage accounts, the brokerage accounts of members of their immediate families, and any brokerage accounts which they control or in which they or an immediate family member has Beneficial Ownership when such person became an employee; (2) a list of all personal Securities holdings as of such date (including, for each, the title, the ticker symbol and/or CUSIP number, number of shares and principal amount); (3) certification that they have read and understand this Code of Ethics; and (4) the date the report is submitted by the Access Person.

     3. ALTERNATE REVIEW OFFICER. The Compliance Officer will submit his or her own reports required by Sections III and IV to the Alternate Review Officer
(Malinda P. Berardino) who will fulfill the duties of the Compliance Officer with regard to the Compliance Officer's own reports.

     4. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any person may include, in any report required under Sections III or IV, a disclaimer as to the beneficial ownership in any securities covered by the report.

     5. REVIEW OF REPORTS. The Compliance Officer (or Alternate Review Officer) shall review the transaction information supplied by the Access Persons Such review may include:

          i. on a weekly basis, compare Access Person trades against trades placed by the Fund to detect violations in 24-hour trading window

          ii. comparing each report with completed and contemplated portfolio transactions of the Funds;

          iii. comparing the securities included in any report against the list of restricted Securities;

          iv. assessing whether the person submitting the report is trading for his or her own account in the same Securities as the Funds and, if so, whether the Funds are receiving terms as favorable as those received by such person;

          v.   reviewing  trades to  determine  whether the trading may indicate
               any  abuses,   including,   market   timing   against  an  issuer
               restrictions, trading on insider information, etc.;

          vi.  investigating any substantial  disparities between the quality of
               performance  in  the  Access  Person's   portfolio  against  that
               achieved by the Access Person for the Funds; and

          vii. if applicable, investigating any substantial disparities between the percentage of trades that are profitable when an Access Person trades for his or her own portfolio against the percentage that is profitable when the Access Person places trades for a Fund.

     6. CONFIDENTIALITY. All reports of Securities Transactions and any other information filed with the Compliance Officer pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by staff of the Securities and Exchange Commission.

     E.   SANCTIONS

     1. EMPLOYEE REPORTING VIOLATIONS. Each person subject to this Code of Ethics who has knowledge of any violation of this Code of Ethics by any other person shall promptly report such violation to the Compliance Officer, who shall investigate any such report to determine if a violation of this Code has in fact occurred. The Compliance Officer shall take sufficient steps to ensure that a reporting person is not penalized and that no retaliatory action is taken against such person in response to or as a result of a report by such person of a violation of this Code of Ethics by a third person. Any retaliatory action taken against any person that reports a violation shall be deemed a violation of this Code of Ethics that is sanctionable pursuant to the provisions of this Code of Ethics.

     2. SANCTIONS FOR VIOLATING CODE. If any person violates any provisions set forth in this Code of Ethics, the Compliance Officer shall impose such sanctions as he/she deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or Securities in that account for a specified time frame.

     No Person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself. If a Securities transaction of the Compliance Officer is under consideration, a director or other officer of the Adviser shall act in all respects in the manner prescribed herein for the Compliance Officer.

     F.   REPORTING TO BOARD OF TRUSTEES

     At least once each year, the Compliance Officer of the Trust shall provide the Board of Trustees with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Trustees that the Trust, the Advisor and the Distributor each have has adopted procedures reasonably necessary to prevent each of their Access Persons from violating this Code of Ethics.

     G.   NOTIFICATION OF REPORTING OBLIGATION

     1. The Trust's Compliance Officer shall identify all persons who are required to make the reports required under Sections III and IV and shall inform those persons of their reporting obligation.

     2. A person who is both an Access Person of the Trust, the Adviser or the Distributor, and an access person of the Trust's administrator (the "Administrator") is only required to report under and otherwise comply with this Code of Ethics or the Administrator's code of ethics, as applicable; provided, however, that such code has been adopted pursuant to and in compliance with Rule 17j-1.

     H..  RETENTION OF RECORDS

     Each of the Trust, the Advisor and the Distributor will maintain the following records, for the time periods and in the manner set forth below, at its principal place of business. The Trust and Adviser's records shall be maintained at the Advisor's principal place of business at 301 Oxford Valley Rd, Suite 801B, Yardley, PA 19067:

     1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Trust at any time within the past five years, must be maintained in an easily accessible place.

     2. A record of any violation of this Code of Ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.
     3. A copy of each report or brokerage statements required to be made or provided by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
     4. A record of all persons, currently or within the past five years, who are or were required to make reports under Sections III and IV, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
     5. A copy of each report required to be made by the Compliance Officer of the Trust to the Board of Trustees pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
     6. A record of the decision and the reasons supporting the decision by the Chief Compliance Officer to allow an Access Person to acquire a security in a private placement or initial public offering.

                                                                                                          EXHIBIT B

                                       PERSONAL SECURITIES TRANSACTION REPORT

----------------------------------------------------           ----------------------------------------------------
Name (please print)                                            Quarter Ending

INSTRUCTIONS:   Record  all  applicable  security  transactions  which  are  not specifically  excepted by the Code of Ethics.  To indicate no transactions, the word "NONE" must appear. This form must be returned within 30 days of calendar quarter end.
-------------------------------------------------------------------------------------------------------------------

                                                  Title of Security (include)
                                    Number of       Ticker symbol and/or
                                     Shares/       CUSIP, interest rate and
               Purchase/Sale/       Principal          maturity date, if
   Date            Other             Amount               applicable)           Price       Broker/Dealer/Bank
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

Please  disclose below any  securities  account over which you have a beneficial interest and which was established during the quarter covered by this report.

-------------------------------------------------------------------------------------------------------------------
       Account Registration                   Broker/Dealer/Bank                Account No.            Date
                                                                                                    Established
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

I acknowledge that the  transactions  listed above  comprise all  transactions executed in accounts in which I have a beneficial interest.

----------------------------------------------------           ----------------------------------------------------
Signature of Access Person                                     Approved

----------------------------------------------------           ----------------------------------------------------
Date of Filing                                                 Date Approved





                                                                                                          EXHIBIT C
                                               INITIAL HOLDINGS REPORT

Name of Reporting                                           Date Person Became
Person:                                                     Subject to the Code:
                     ---------------------------------                            ---------------------------------

Date Report Due:                                            Date Submitted:
                     ---------------------------------                            ---------------------------------

Information Provided                                        [NOTE: Date person became subject to Code of Ethics and
as of:                                                       as of date should be the same.]
                     ---------------------------------

SECURITIES HOLDINGS*  (Note:  Holdings in both Public and Private (i.e., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

-------------------------------------------------------------------------------------------------------------------
       Name of Issuer and                     No. of Shares             Principal Amount, Maturity Date and
Title of Covered Security (include           (if applicable)               Interest Rate (if applicable)
   ticker symbol and/or CUSIP)
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

__   I have no holdings in Covered Securities to report.

__   I have holdings in Covered  Securities to report and I have either supplied all of the required information on this form  or have  attached a  copy of my most recent account  statement that contains all of the information listed above.

*    The report or  recording of any holding in Covered  Securities  noted  above  will  not  be  construed  as an admission that I have  beneficial  ownership of one or more of the Covered Securities reported above.

SECURITIES ACCOUNTS

-------------------------------------------------------------------------------------------------------------------
             Name of Broker, Dealer or Bank                           Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
__   I have no securities accounts to report.

I  certify  that  I  have included  on  this report  all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

-------------------------------------------------------------------------------------------
(Signature)                                                 (Date)






                                                                                                          EXHIBIT C

                                              ANNUAL HOLDINGS REPORT

Name of Reporting                                           Calendar Year Ended:
Person:                                                                           ---------------------------------
                     ---------------------------------

Date Report Due:                                            Date Submitted:
                     ---------------------------------                            ---------------------------------

Information Provided                                        [NOTE: Information should be current as of  a  date  no
as of:                                                      more than 45 days before this report is submitted.]
                     ---------------------------------

SECURITIES HOLDINGS*  (Note:  Holdings in both Public and Private (i.e., limited offerings) Covered Securities  are required to be reported, unless otherwise exempted under the Code.)
-------------------------------------------------------------------------------------------------------------------
       Name of Issuer and                     No. of Shares             Principal Amount, Maturity Date and
Title of Covered Security (include           (if applicable)               Interest Rate (if applicable)
   ticker symbol and/or CUSIP)
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

__   I have no holdings in Covered Securities to report for the year.

__   I have holdings in Covered  Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement(s) that contains all of the  information listed above.

*    The report  or  recording  of  any  holdings  in  Covered  Securities  noted above will not be construed as an admission that I have  beneficial  ownership of one or more of the Covered Securities reported above.

Securities Accounts
-------------------------------------------------------------------------------------------------------------------

          Name of Broker, Dealer or Bank              Date Account Was         Name(s) on and Type of Account
                                                         Established
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
__   I have no securities accounts to report for the year.

I  certify that  I  have  included  on  this  report all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

--------------------------------------------------------------------------------
(Signature)                                     (Date)


                                                                       EXHIBIT D



                                 ACKNOWLEDGEMENT


     The undersigned, an Access Person hereby acknowledges:

     1. That s/he has received a copy of the Code of Ethics adopted pursuant to Rule 17j-1 and Rule 204A-1 of the Investment Advisers Act of 1940.

     2. That s/he has reviewed the Code of Ethics and has had the opportunity to ask questions about it.

     3.   That s/he has read and understands the Code of Ethics.


     IN WITNESS WHEREOF, the undersigned has executed this as of this ___ day of __________________________, ______.


                            Signature:
                                      ------------------------------------

                            Print Name:
                                       -----------------------------------

                            Name of Affiliated Entity:
                                                      --------------------

                                    EXHIBIT E

                             LIST OF ACCESS PERSONS

            CHURCH CAPITAL MANAGEMENT AND BAINBRIDGE SECURITIES INC.




         ACCESS PERSONS
         --------------

         Greg Church
         Michael Church
         Jacob Saumure
         Janice Stratton
         Malinda Powers Berardino
         Jerome Walther
         Paul Hewitt
         Floyd Carl
         Art Hopper
         Richard Moore
         Bruce Smith